EXHIBIT 99.1
                                                                    ------------

              j2 GLOBAL REPORTS Q2 2002 EARNINGS PER SHARE OF $0.28
                      AND REVISES EARNINGS ESTIMATES UPWARD

              ANNOUNCES 20TH CONSECUTIVE QUARTER OF REVENUE GROWTH


HOLLYWOOD, CALIF., July 22, 2002--j2 Global Communications, Inc. [NASDAQ: JCOM], the outsourced, value-added messaging and communications company, today reported financial results for the second quarter ended June 30, 2002.

Revenue for the quarter increased 44% to $11.3 million compared with revenue of $7.9 million for the second quarter of 2001. Revenue in Q2 2002 grew 9% versus Q1 2002 revenue of $10.4 million.

Net earnings for the quarter increased to $3.3 million compared with net earnings of ($1.7 million) for Q2 2001. Net earnings in Q2 2002 grew 91% versus Q1 2002 net earnings of $1.7 million.

Net earnings per share on a fully diluted basis for the quarter increased to $0.28 per share compared with ($0.15) per share in Q2 2001. Net earnings per share on a fully diluted basis in Q2 2002 grew 75% versus Q1 2002 net earnings per share of $0.16.

EBITDA (earnings before interest, taxes, depreciation and amortization, cumulative change in accounting principle, and a gain on a non-operating investment) for Q2 2002 increased to $4.0 million compared with $581,000 for Q2 2001. EBITDA in Q2 2002 grew 67% versus Q1 2002 EBITDA of $2.4 million.

Key financial results for the quarter and comparisons versus the year-ago quarter are as follows:

--------------------------------------------------------------------------------
                                                  QUARTER             QUARTER
                                                   ENDED               ENDED
                                                   Q2 '02             Q2 '01
                                                   ------             ------
     REVENUE                                   $11.3 million       $7.9 million
     GROSS PROFIT                               $8.6 million       $4.8 million
     NET EARNINGS (LOSS)                        $3.3 million      ($1.7 million)
     BASIC NET EARNINGS (LOSS) PER SHARE           $0.31              ($0.15)
     DILUTED NET EARNINGS (LOSS) PER SHARE         $0.28              ($0.15)
     EBITDA                                     $4.0 million         $581,000
--------------------------------------------------------------------------------

"We are particularly encouraged that despite widespread reports of reduced tech spending, expected seasonal declines in advertising and usage revenue, and a generally weak economic environment, j2 Global grew its revenue 9% versus the first quarter and 44% versus the year-ago quarter," said Scott Jarus, president of j2 Global. "Our better-than-anticipated earnings during the second quarter were the result, in part, of continued success with our cost management and quality improvement programs."

REVISED 2002 ESTIMATES
In light of the Company's strong performance through the first half of 2002, j2 Global announced that it has revised upwards its 2002 EBITDA and net earnings estimates. In April 2002, the Company announced that it expected its revenue, EBITDA and net earnings for 2002 to be in excess of $45.0 million, $9.5 million and $6.8 million, respectively. j2 Global now expects its 2002 EBITDA and net earnings to be in excess of $14.4 million and $11.9 million, respectively. In addition, the Company is expanding its earnings per share guidance to include fully diluted earnings per share, as well as previously provided basic earnings per share. The following chart summarizes these revisions, which are based upon current information as of July 22, 2002:

--------------------------------------------------------------------------------
                                                PREVIOUS            REVISED
                                                GUIDANCE           GUIDANCE
                                                --------           --------
      REVENUE                                $45.0+ million     $45.0+ million
      EBITDA                                  $9.5+ million     $14.4+ million
      NET EARNINGS(1)                         $6.8+ million     $11.9+ million
      BASIC EARNINGS PER SHARE(1)                $0.64+             $1.09+
      FULLY DILUTED EARNINGS PER SHARE(1,2)        --               $0.96+
--------------------------------------------------------------------------------
      (1) Assumes no taxes.
      (2) Assumes the maximum potential dilution based upon shares, options and warrants outstanding as of June 30, 2002.

"While the vast majority of the benefits from our cost management and quality improvement programs were substantially realized during the first half of this year, our efforts to control our costs and improve our customers' experience will continue. As a result of our success in managing expenses, we expect our future financial results to be driven primarily by our revenue growth," said Jarus.

SECOND QUARTER EARNINGS CALL
j2 Global's Second Quarter conference call will be broadcast live over the Internet on July 22, 2002, at 4:30 p.m. EST. During the call, the Company will review its presentation for investors, which will be posted on the Company's Website at www.j2global.com and filed with the Securities and Exchange Commission pursuant to Regulation FD.

WHAT:       j2 Global Communications, Inc. Second Quarter 2002 Earnings
            Conference Call

WHEN:       4:30 p.m. Eastern Time on Monday, July 22, 2002

WHERE:      www.j2global.com or
            www.firstcallevents.com/service/ajwz362039399gf12.html

HOW: Live over the Internet--simply log onto the call via the Web at the address above

CONTACT:    Scott Turicchi at investor@j2.com

Questions for the conference call will be taken via email at investor@j2.com and can be sent anytime prior to or during the Webcast.

If you are unable to participate during the live Webcast, the conference call and presentation materials will be archived for approximately two weeks at www.j2global.com.

(Minimum Requirements to listen to the broadcast: Windows Media Player software, downloadable free from www.microsoft.com/windows/windowsmedia/EN/default.asp, and at least a 28.8 kbps connection to the Internet. If you experience problems listening to the broadcast, send an email to Webcastsupport@tfprn.com.)

ABOUT J2 GLOBAL COMMUNICATIONS
Founded in 1995, j2 Global Communications, Inc. provides outsourced, value-added messaging and communications services to more than four million customers around the world. j2 Global's network spans over 800 cities in 18 countries on five continents. The Company offers its patented services and software through three distinct sales channels: Web, Corporate and Licensed Services, and markets those services under the eFax(R), jConnect(R), Hotsend(R), Papermaster(R), Protofax(R) and Documagix(R) brands. j2 Global's industry accolades include the Deloitte & Touche Fast 50 and Fast 500 Awards for 2001, FORBES BEST OF THE WEB Award, PC MAGAZINE's Top 100 Websites Award, British Telecom's Tech Award and many others. For more information about j2 Global, please visit www.j2global.com.

CONTACTS:
Christine Brodeur or Robert Karpman             Jeff Adelman
Socket Media, Inc.                              j2 Global Communications, Inc.
310-829-0556 or 310-829-0586                    323-372-3617
c.brodeur or r.karpman@socketmedia.com          press@j2.com


"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:
Certain statements in this Press Release are "forward-looking statements" within the meaning of The Private Securities Litigation Act of 1995. These forward-looking statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Ability to obtain telephone numbers in sufficient quantities on acceptable terms; subscriber growth and retention; uncertainties regarding the protection of proprietary technology or infringement of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and communications; and other factors set forth in j2 Global's filings with the Securities and Exchange Commission ("SEC"). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the Annual Report on Form 10-K/A filed by j2 Global on April 30, 2002 and the other reports filed by j2 Global from time to time with the SEC, each of which is available at www.sec.gov.

                         j2 Global Communications, Inc.
                 Condensed Consolidated Statement of Operations
                                   (Unaudited)
                    (in thousands, except per share amounts)

                                                         Three months ended                Six months ended
                                                               June 30,                        June 30,
                                                     ---------------------------     ---------------------------
                                                         2002           2001             2002           2001
                                                     ------------   ------------     ------------   ------------
Revenues
  Subscriber                                         $     10,427   $      7,290     $     19,797         13,117
  Advertising                                                 705            247            1,532            589
  Licensed services and other                                 174            326              357          1,369
                                                     ------------   ------------     ------------   ------------
           Total revenue                                   11,306          7,863           21,686         15,075


Cost of revenue                                             2,701          3,063            6,142          6,568
                                                     ------------   ------------     ------------   ------------
           Gross profit                                     8,605          4,800           15,544          8,507

Operating expenses:
  Sales and marketing                                       1,434          1,003            2,731          2,187
  Research and development                                    744            647            1,532          1,181
  General and administrative                                3,340          3,502            6,660          7,219
  Amortization of goodwill and other intangibles               --          1,734              112          3,470
                                                     ------------   ------------     ------------   ------------

           Total operating expenses                         5,519          6,886           11,035         14,057

Operating earnings (loss)                                   3,086         (2,086)           4,509         (5,550)

Other income, net                                             232            377              325            801
                                                     ------------   ------------     ------------   ------------

Earnings (loss) before income taxes and cumulative
  effect of change in accounting principle                  3,318         (1,709)           4,834         (4,749)

Income tax expense                                             --             --               --             --
                                                     ------------   ------------     ------------   ------------

Earnings (loss) before cumulative effect of
  change in accounting principle                            3,318         (1,709)           4,834         (4,749)

Cumulative effect of change in accounting
  principle                                                    --             --              225             --
                                                     ------------   ------------     ------------   ------------

Net earnings (loss)                                  $      3,318   $     (1,709)    $      5,059         (4,749)
                                                     ------------   ------------     ------------   ------------

Basic net earnings (loss) per share                  $       0.31   $      (0.15)    $       0.47   $      (0.41)
                                                     ------------   ------------     ------------   ------------

Diluted net earnings (loss) per share                $       0.28   $      (0.15)    $       0.44   $      (0.41)
                                                     ============   ============     ============   ============
Basic weighted average shares
  outstanding                                          10,757,212     11,483,292       10,743,383     11,498,434
                                                     ============   ============     ============   ============
Diluted weighted average shares
  outstanding                                          11,814,344     11,483,292       11,527,657     11,498,434
                                                     ============   ============     ============   ============

                         j2 Global Communications, Inc.
                      Condensed Consolidated Balance Sheets
                                   (Unaudited)
                                 (in thousands)


                                                       June 30,     December 31,
                                                         2002           2001
                                                     ------------   ------------
ASSETS

  Cash and cash equivalents                          $     23,444   $     19,087
  Accounts receivable, net                                  4,021          3,615
  Prepaid expenses and other                                1,063          1,298
                                                     ------------   ------------
  Total current assets                                     28,528         24,000

  Furniture, fixtures and equipment, net                    6,335          6,066
  Goodwill and other purchased intangibles, net            17,814         17,746
  Other assets                                              1,151          1,244
                                                     ------------   ------------
  Total assets                                       $     53,828   $     49,056
                                                     ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
  Accounts payable and accrued expenses              $      3,689   $      4,929
  Accrued exit costs                                          898            898
  Deferred revenue                                          1,802          1,406
  Current portion of long-term debt                           542            655
                                                     ------------   ------------
  Total current liabilities                                 6,931          7,888

  Long-term debt                                              125             28
                                                     ------------   ------------
  Total liabilities                                         7,056          7,916

  Total stockholders' equity                               46,772         41,140
                                                     ------------   ------------
  Total liabilities and stockholders' equity         $     53,828   $     49,056
                                                     ============   ============
                         j2 Global Communications, Inc.
            Adjustments from GAAP Operating Earnings (Loss) to EBITDA
                                   (Unaudited)
                                 (in thousands)

EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes. The following table illustrates the adjustments and reconciles EBITDA data to that reported in the financial statements.

                                                         Three months ended                Six months ended
                                                               June 30,                        June 30,
                                                     ---------------------------     ---------------------------
                                                         2002           2001             2002           2001
                                                     ------------   ------------     ------------   ------------
Operating earnings (loss) under GAAP                 $      3,086   $     (2,086)    $      4,509   $     (5,550)

Add: Amortization of goodwill and other intangibles
  (Note)                                                       --          1,734              112          3,470

Add: Depreciation and other amortization                      921            933            1,742          1,784
                                                     ------------   ------------     ------------   ------------

EBITDA                                               $      4,007   $        581     $      6,363   $       (296)
                                                     ============   ============     ============   ============

Note
----

In accordance with Financial Accounting Standards Board Statement No. 142 "Goodwill and Other Intangible Assets", the Company discontinued amortizing the remaining balance of goodwill and a tradename as of January 1, 2002.